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                                                                     EXHIBIT 4.8


                               GUARANTY AGREEMENT
                             (SERIES A OBLIGATIONS)


         THIS GUARANTY AGREEMENT (SERIES A OBLIGATIONS) (the "Guaranty Agreement" or the "Guaranty"), dated as of June 19, 1997 is made by WACKENHUT CORRECTIONS CORPORATION, a Florida corporation (the "Guarantor") to NATIONSBANK, NATIONAL ASSOCIATION, as Administrative Agent (the "Agent") for the ratable benefit of the Series A Lenders (as defined in the Participation Agreement referred to below).

                              W I T N E S S E T H:

         WHEREAS, the Agent and First Security Bank, N.A. (the "Borrower") have entered into the Credit Agreement dated as of June 19, 1997 (as from time to time amended, modified, restated or supplemented, the "Credit Agreement"); and Wackenhut Corrections Corporation, as Construction Agent (the "Construction Agent"), Wackenhut Corrections Corporation, as Lessee (the "Lessee"), the Borrower, the Holders party thereto from time to time, the Lenders party thereto from time to time, and the Agent have entered into the Participation Agreement dated as of June 19, 1997 (as from time to time amended, modified, restated or supplemented, the "Participation Agreement"); and

         WHEREAS, pursuant to the Credit Agreement, the Participation Agreement and certain other Operative Agreements (as defined in the Participation Agreement), the Series A Lenders will extend a credit facility to the Borrower in the aggregate principal amount of up to the aggregate Commitments for Series A Loans under the Credit Agreement; and

         WHEREAS, the proceeds of the Series A Loans will be used by the Borrower to acquire and improve certain Properties which will be leased by the Borrower to the Lessee as set forth in the Operative Agreements; and

         WHEREAS, it is condition to the obligations of the Series A Loans under the Credit Agreement that the Guarantor execute and deliver this Guaranty Agreement; and

         WHEREAS, Guarantor intends to acquire, directly or indirectly, all of the stock of Lessee and will materially benefit from (a) the Series A Lenders' extension of the credit facility and making of Series A Loans to the Borrower, and (b) the Borrower's acquisition and improvement of the Properties and its lease of the Properties to the Lessee; and the Guarantor is willing to enter into this Guaranty to provide an inducement for the Series A Lenders to extend the credit facility and make Series A Loans to the Borrower;
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         NOW, THEREFORE, as required under the Operative Agreements and in order to induce the Series A Lenders to extend the credit facility and to make Series
A Loans, the Guarantor agrees as follows:

         1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement or (if not defined in the Credit Agreement) in the Participation Agreement.

         2. GUARANTY. The Guarantor hereby, unconditionally, absolutely, continually and irrevocably guarantees to the Agent and the Series A Lenders the payment in full of the Borrower's Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Borrower's Liabilities" means: the Borrower's prompt payment in full, when due or declared due and at all such times, of all Series A Loans and all other amounts pursuant to the terms of the Credit Agreement, the Series A Notes and all other Operative Agreements heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to the Series A Lenders (or to the Agent on behalf of the Series A Lenders), including without limitation all principal and interest on any Series A Loans, and any fees or expenses (including, but not limited to, attorneys' fees and expenses). The Guarantor's obligations to the Agent and the Series A Lenders under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantor's Obliga tions".

         The Guarantor agrees that it is directly and primarily liable for the Borrower's Liabilities.

         3. PAYMENT. If the Borrower shall default in payment of any Borrower's Liabilities, when and as the same shall become due (and such default is not cured within the applicable grace period, if any), whether according to the terms of the Credit Agreement, any Series A Note or any other Operative Agreement, by acceleration, or otherwise, or upon the occurrence of any other Event of Default that has not been cured or waived, then the Guarantor, upon demand thereof by the Agent, or its successors or assigns, will AS OF THE DATE OF THE AGENT'S DEMAND fully pay to the Agent (for the benefit of the Series A Lenders), an amount equal to all of the Guarantor's Obligations then due and owing.

         4. UNCONDITIONAL OBLIGATIONS. This is a guaranty of payment and not of collection. The Guarantor's Obligations under this Guaranty Agreement shall be absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement, any Series A Note or any other Operative Agreement, or any other guaranty of the Borrower's Liabilities, and shall not be affected by any action taken under the Credit Agreement, any Series A Note or any other Operative Agreement, any other guaranty of the


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Borrower's Liabilities, or any other agreement between the Borrower and the
Agent, any Series A Lender or any other Person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Borrower's Liabilities, or by the release or other disposal of any security for any of the Borrower's Liabilities, or by the dissolution of the Lessee or the combination or consolidation of the Lessee or the Borrower into or with another entity or any transfer or disposition of any assets of the Lessee or the Borrower, or by any extension or renewal of the Credit Agreement, any Series A Note or any other Operative Agreement, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement, any Series A Note or any other Operative Agreement, any other guaranty of the Borrower's Liabilities, or any other agreement between the Borrower and the Agent, any Series A Lender or any other Person, or by any defense to or avoidance or rejection (by a bankruptcy trustee or otherwise) of the Credit Agreement, any Series A Note or any other Operative Agreement in any bankruptcy or similar proceeding, or by any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which may or might in any manner or to any extent vary the risks of the Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantor's Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided. Without limiting the generality of the foregoing, the Guarantor acknowledges and agrees that (a) the Guarantor's Obligations are absolute and separate from the Borrower's obligations under the Credit Agreement, any Series A Note or any other Operative Agreement, (b) the Guarantor's Obligations hereunder shall not be reduced, limited or otherwise affected if the Credit Agreement, any Series A Note or any other Operative Agreement is avoided, rejected or limited as an executory contract in a bankruptcy or similar proceeding, and (c) for the purpose of defining the Guarantor's Obligations, hereunder, the amount of the Borrower's Liabilities shall include without limitation all principal and interest on any Series A Loan and any other amount which is due or may become due under the Credit Agreement, any Series A Note or any other Operative Agreement, including without limitation any principal, interest or other amount that would have been payable at any time but for the avoidance, rejection or limitation of any Operative Agreement in a bankruptcy or similar proceeding.

         5. CURRENCY AND FUNDS OF PAYMENT. The Guarantor hereby guarantees that the Guarantor's Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities, or the rights of the Agent (or any Series A Lender) with respect thereto as against the Borrower, or cause or permit to


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be invoked any alteration in the time, amount or manner of payment by the Lessee of any or all of the Borrower's Liabilities.

         6. EVENTS OF DEFAULT. In the event that (a) the Guarantor shall file a petition to take advantage of any insolvency statute; (b) the Guarantor shall commence or suffer to exist a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or substantially all of its property; (c) the Guarantor shall file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country; (d) a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Guarantor or of the whole or substantially all of its properties, or approve a petition filed against the Guarantor seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country, or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Guarantor or of the whole or substantially all of its properties and such order, judgment, decree, approval or assumption remains unstayed or undismissed for a period of sixty (60) consecutive days; (e) there is commenced against the Guarantor any proceeding or petition seeking reorganization, arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which proceeding or petition remains unstayed or undismissed for a period of sixty (60) consecutive days; (f) there shall occur Event of Default (as defined in the Participation Agreement); (g) any default shall occur in the payment of amounts due hereunder; or (h) any other default shall occur hereunder which remains uncured or unwaived for a period of thirty (30) days after receipt of written notice thereof from the Agent or the Lessor thereof (each of the foregoing an "Event of Default" hereunder); then notwithstanding any collateral that the Agent or any Lender may possess from the Borrower or the Guarantor or any other guarantor of the Borrower's Liabilities, or any other party, at the Agent's election and without notice thereof or demand therefor, so long as such Event of Default shall be continuing, the Guarantor's Obliga tions shall immediately become due and payable.

         7. SUITS. The Guarantor from time to time shall pay to the Agent (on behalf of the Series A Lenders), on demand, at the Agent's place of business set forth in the Credit Agreement, the Guarantor's Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Agent may proceed to suit against the Guarantor. At the Agent's election, one or more and successive or concurrent suits may be brought hereon by the Agent against the Guarantor, whether or not suit has been commenced against the Borrower, any other guarantor of the


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Borrower's Liabilities, or any other Person and whether or not the Agent has taken or failed to take any other action to collect all or any portion of the Borrower's Liabilities.

         8. SET-OFF AND WAIVER. The Guarantor waives any right to assert against the Agent or any Series A Lender as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which the Guarantor may now or at any time hereafter have against the Lessee, the Borrower, the Agent, any Lender, or any Holder, without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to the Guarantor. If at any time hereafter the Agent or any Series A Lender employs counsel for advice or other representation to enforce the Guarantor's Obligations that arise out of an Event of Default, then, in any of the foregoing events, all of the attorneys' fees arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be obligations of the Guarantor and shall be paid by the Guarantor to the Agent (or such Series A Lender), on demand.

         9. WAIVER; SUBROGATION.

         (a) The Guarantor hereby waives notice of the following events or occurrences: (i) the Agent's (or any Lender's) acceptance of this Guaranty Agreement; (ii) any Series A Lender's heretofore, now or from time to time hereafter, making any advances to the Borrower whether pursuant to the Credit Agreement or any Series A Note, or any amendments, modifications, restatements or supplements thereto, or replacements or extensions thereof; (iii) the Borrower, the Agent or any Lender heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Credit Agreement, any Series A Note or any other Operative Agreements; (iv) presentment, demand, notices of default, non-payment, partial payment and protest; (v) the Agent (or any Lender) heretofore, now or at any time hereafter, granting to the Borrower (or any other party liable to the Lessor on account of the Borrower's Liabilities) any indulgence or extensions of time of payment of the Borrower's Liabilities; and (vi) the Borrower heretofore, now or at any time hereafter, accepting from the Agent (or any Lender) or any other person, any partial payment or payments on account of the Borrower's Liabilities or any collateral securing the payment thereof or the Agent (or any Lender) settling, subordinating, compromising, discharging or releasing the same. The Guarantor agrees that the Agent (or any Lender) may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as the Agent (or any Lender), in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing the Guarantor from the Guarantor's Obligations, and the Guarantor hereby consents to each and all of the foregoing events or occurrences.


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         (b) The Guarantor hereby agrees that payment or performance by the
Guarantor of the Guarantor's Obligations under this Guaranty Agreement may be enforced by the Agent upon demand by the Agent to the Guarantor without the Agent being required, the Guarantor expressly waiving any right it may have to require the Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Lessee, the Borrower or the Guarantor or any other guarantor of the Lessee's Liabilities, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY THE GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Agent by the Borrower or any other Person on account of the Lessee's Liabilities or any guaranty thereof. The Agent shall not have any obligation to protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto. The Guarantor's Obligations shall in no way be impaired, affected, reduced, or released by reason of the Agent's failure or delay to do or take any of the acts, actions or things described in this Guaranty Agreement including, without limiting the generality of the foregoing, those acts, actions and things described in this
Section 10.

         (c) The Guarantor further agrees with respect to this Guaranty Agreement that, until the Borrower's Liabilities have been paid in full and the Lenders and the Holders have no further obligation to make any Loan or Holder Advance, the Guarantor shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security for the Borrower's Liabilities. This waiver is expressly intended to prevent the existence of any claim in respect to such reimbursement by the Guarantor against the estate of Borrower within the meaning of Section 101 of the Bankruptcy Code, and to prevent the Guarantor from constituting a creditor of Borrower in respect of such reimbursement within the meaning of Section 547(b) of the Bankruptcy Code in the event of a subsequent case involving the Lessee.

         (d) Any claim or claims that the Agent may at any time hereafter have against the Guarantor under this Guaranty Agreement may be asserted by the Agent by written notice directed to the Guarantor.

         10. EFFECTIVENESS; ENFORCEABILITY. This Guaranty Agreement shall be effective as of the date of the Initial Closing Date and shall continue in full force and effect until the Borrower's Liabilities are fully paid and the Credit Agreement, each Series A Note and the Participation Agreement have terminated in accordance with their respective terms. The Agent shall give the Guarantor written notice of such termination at the Guarantor's address set forth in
Section 17 below. This Guaranty Agreement shall be


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binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Agent, each Series A Lender, and their respective successors and assigns. Notwithstanding the foregoing, the Guarantor may not, without the prior written consent of the Agent, assign any rights, powers, duties or obligations hereunder.

         11. REPRESENTATIONS AND WARRANTIES. The Guarantor warrants and represents to the Agent and each Series A Lender that the Guarantor is duly authorized to execute, deliver and perform this Guaranty Agreement, that this Guaranty Agreement is legal, valid, binding and enforceable against the Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that the Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of its certificate of incorporation or other documents of corporate governance or any agreement to which the Guarantor is a party, or any applicable laws, in each case, which violation or breach could reasonably be expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of the Guarantor.

         12. INCORPORATION OF COVENANTS. Reference is made to Article XXVIII of the Lease, and the "Incorporated Covenants" (as defined therein). The Guarantor agrees with the Lessor that, effective as of the date hereof (whether or not the Basic Term has commenced with respect to any Property), the Incorporated Covenants (and all other relevant provisions of the Existing Wackenhut Corrections Credit Agreement related thereto) are hereby incorporated by reference into this Guaranty Agreement to the same extent and with the same effect as if set forth fully herein and shall inure to the benefit of the Lessor, without giving effect to any waiver, amendment, modification or replacement of the Existing Wackenhut Corrections Credit Agreement or any term or provision of the Incorporated Covenants occurring subsequent to the date of this Guaranty, except to the extent any such waiver or modification (or any covenants contained in any New Facility) are approved as Incorporated Covenants pursuant to Section 28.1(a) of the Lease. Without limiting the generality of the foregoing, from and after the date hereof (whether or not the Basic Term has commenced with respect to any Property), to the extent that the Incorporated Covenants require Wackenhut Corrections or any of its Subsidiaries to deliver any financial statement, certificate, notice, report, or other document or information to the Existing Credit Agent (or any other agent under the applicable credit facility), the Guarantor shall simultaneously deliver a copy of such financial statement, certificate, notice, report, document or information to the Agent, each Lender and (upon Lessor's request) the Lessor.

         13. EXPENSES. The Guarantor agrees to be liable for the payment of all fees and expenses, including attorney's fees,


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incurred by the Agent or any Series A Lender in connection with the enforcement of this Guaranty Agreement.

         14. REINSTATEMENT. The Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Lessor under the Credit Agreement, any Series A Note any other Operative Agreement or this Guaranty Agreement is rescinded or must be restored for any reason.

         15. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one and the same instrument.

         16. RELIANCE. The Guarantor represents and warrants to the Agent and each Series A Lender that: (a) the Guarantor has adequate means to obtain from Borrower, on a continuing basis, information concerning Lessee or Borrower and Lessee's or Borrower's financial condition and affairs and has full and complete access to Lessee's or Borrower's books and records; (b) the Guarantor is not relying on the Agent, any Lender, or any of their respective employees, agents or other representatives, to provide such information, now or in the future; (c) the Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) the Guarantor has relied solely on its own independent investigation, appraisal and analysis of Lessee and Borrower and Lessee's and Borrower's financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; and (e) the Guarantor has not depended or relied on the Agent, any Lender, or any of their respective employees, agents or representatives, for any information whatsoever concerning Lessee or Borrower or Lessee's or Borrower's financial condition and affairs or other matters material to the Guarantor's decision to provide this Guaranty or for any counselling, guidance, or special consideration or any promise therefor with respect to such decision. The Guarantor agrees that neither the Agent nor any Lender has any duty or responsibility whatsoever, now or in the future, to provide to the Guarantor any information concerning Lessee or the Borrower or Lessee's or the Borrower's financial condition and affairs, other than as expressly provided herein, and that, if the Guarantor receives any such information from the Agent, any Lender, or any of their respective employees, agents or other representatives, the Guarantor will independently verify the information and will not rely on the Agent, any Lender, or any of their respective employees, agents or other representatives, with respect to such information.

         17. TERMINATION. This Guaranty Agreement and all obligations of the Guarantor hereunder shall terminate without delivery of any instrument or performance of any act by any party on the date when


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all of the Borrower's Liabilities have been fully paid and the Credit Agreement, each Series A Note and the Participation Agreement have terminated in accordance with their respective terms.

         18. NOTICES. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of telephonic notice or notice by telecopy, telegram or telex (where the receipt of such message is verified by return) expressly provided for hereunder, when received at such telephone, telecopy or telex number as may from time to time be specified in written or verbal notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, addressed to such party at said address:

                  (a)      if to the Guarantor:

                           Wackenhut Corrections Corporation
                           4200 Wackenhut Drive, #100
                           Palm Beach Gardens, Florida 33410
                           Attention: Mr. David Watson, Controller
                                             and Chief Accounting Officer
                           Telephone No.: (800) 666-5640 Ext. 6646
                           Telecopy No.: (561) 691-6473

                  (b)      if to the Administrative Agent:

                           NationsBank, National Association
                           100 Southeast 2nd Street
                           FL7-950-14-02
                           Miami, Florida 33131
                           Attention:     Maria Conroy
                           Telephone No.: (305) 533-2428
                           Telecopy No.:  (305) 533-2437

         19. GOVERNING LAW; WAIVERS OF TRIAL BY JURY, ETC.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

                  (b) EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN BROWARD COUNTY, FLORIDA AND, BY THE EXECUTION


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         AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT
         MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) EACH PARTY AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN SECTION 17 HEREOF OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         20. ADDITIONAL WAIVERS.

                  (a) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER CONTAINED HEREIN AND WITHOUT IMPAIRING THE PARTIES' CHOICE OF FLORIDA LAW TO GOVERN THIS GUARANTY (AS SET FORTH ABOVE), THE


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         GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO
         ASSERT, ARGUE OR RAISE, IN ANY ACTION BROUGHT BY ANY PERSON AGAINST THE GUARANTOR UNDER THIS GUARANTY, THAT THE AGENT, THE LESSOR OR ANY OTHER PERSON STRUCTURED THE TRANSACTION CONTEMPLATED BY THE OPERATIVE AGREEMENTS IN SUCH A MANNER PRIMARILY TO CIRCUMVENT THE CALIFORNIA ONE-FORM-OF-ACTION AND ANTI-DEFICIENCY LAWS, INCLUDING CALIFORNIA CODE OF CIVIL PROCEDURE Sections 580a, 580b, 580d AND 726.

                  (b) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER CONTAINED HEREIN AND WITHOUT IMPAIRING THE PARTIES' CHOICE OF FLORIDA LAW TO GOVERN THIS GUARANTY (AS SET FORTH ABOVE), THE GUARANTOR HEREBY WAIVES (SUBJECT TO SECTION 9(c) ABOVE) ALL OF THE GUARANTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AND ANY OTHER RIGHTS AND DEFENSES AVAILABLE TO THE GUARANTOR BY REASON OF CALIFORNIA CIVIL CODE SECTIONS 2787 TO 2855, INCLUSIVE, INCLUDING (i) ANY GUARANTY BY REASON OF AN ELECTION OF REMEDIES BY THE LESSOR, THE AGENT OR ANY OTHER PERSON, AND
         (ii) ANY RIGHTS OF DEFENSES THE GUARANTOR MAY HAVE BY REASON OF PROTECTION AFFORDED TO THE BORROWER, THE LESSEE OR ANY OTHER PERSON WITH RESPECT TO THE OBLIGATIONS GUARANTEED HEREBY PURSUANT TO THE ANTIDEFICIENCY OR OTHER LAWS OF THE STATE OF CALIFORNIA LIMITING OR DISCHARGING THE LESSEE'S OR THE BORROWER'S INDEBTEDNESS, INCLUDING CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 580a, 580b, 580d OR 726. THE GUARANTOR'S WAIVER OF DEFENSES UNDER CLAUSE (i) ABOVE IS MADE EVEN THROUGH AN ELECTION OF REMEDIES BY THE LESSOR, THE AGENT OR ANY OTHER PERSON SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A GUARANTEED OBLIGATION, DESTROYS THE GUARANTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE LESSEE, THE BORROWER OR ANY OTHER PERSON BY THE OPERATION OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 580d OR OTHERWISE.


                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first written above.


                                    GUARANTOR:


                                    WACKENHUT CORRECTIONS CORPORATION



                                    By:
                                       -----------------------------------------
                                    Name: John G. O'Rourke
                                    Title: Senior Vice-President/
                                       Treasurer/Chief Financial Officer



                                    ADMINISTRATIVE AGENT:


                                    NATIONSBANK, NATIONAL ASSOCIATION,
                                    as Administrative Agent

                                    By:
                                       -----------------------------------------
                                    Name: Maria Conroy
                                    Title: Senior Vice President






                              SIGNATURE PAGE 1 OF 1